SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 21, 2017

AngioSoma, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-170315	27-3480481
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2500 Wilcrest Drive, 3rd Floor

Houston, Texas  77042

(Address of principal executive offices)

832-781-8521

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 – Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers

As of June 21, 2017, AngioSoma, Inc. (the “Company”) has appointed two new independent directors, Robert W. Fryer and Bruce C. Badeau.  Mr. Fryer has also been appointed as the only member on the Company’s audit committee on same date.

Mr. Fryer earned a Bachelor of Business Administration degree with a major in accounting from the University of Houston in May 2006. After that date, he served in several accounting firms and independently as an accountant and auditor of numerous public and private companies.

Mr. Badeau founded First Sovereign Equity Research in 1996 and has served as its founding analyst continuously since that date.

ITEM 9.01 Financial Statements and Exhibits

Exhibit
14.1	Audit Committee Charter of the Company dated April 29, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AngioSoma, Inc.

Date: June 23, 2017	By:	/s/ Alex K. Blankenship
	Name:	Alex K. Blankenship
	Title:	President and CEO